As filed with the Securities and Exchange Commission on November 30, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	98-0648577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

38/39 Fitzwilliam Square
Dublin 2, Ireland
(Address, including zip code, of Principal Executive Offices)

Seagate Technology Public Limited Company Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)

William D. Mosley
Chief Executive Officer and Director
Seagate Technology plc
10200 S. De Anza Blvd
Cupertino, CA 95014
(408) 658-1000
(Name, address and telephone number, including area code, of agent for service)

With copies to:

Katherine E. Schuelke Senior Vice President, Chief Legal Officer and Corporate Secretary Seagate Technology plc 10200 S. De Anza Blvd Cupertino, CA 95014 (408) 658-1000	Daniel N. Webb Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer:	☒		Accelerated filer:	☐

Non-accelerated filer:	☐	(Do not check if a smaller reporting company)	Smaller reporting company:	☐
			Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Seagate Technology Public Limited Company Amended and Restated Employee Stock Purchase Plan, ordinary shares, par value $0.00001 per share	10,000,000	$39.13	$391,300,000	$48,716.85

Total	10,000,000	$39.13	$391,300,000	$48,716.85

(1)                      Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover the additional securities that may be offered or issued to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(2)                      This Registration Statement registers the issuance of 10,000,000 ordinary shares, par value $0.00001 per share (“Ordinary Shares”) of Seagate Technology Public Limited Company (the “Registrant”). Such number of shares represents an additional number of shares issuable pursuant to the Seagate Technology Public Limited Company Amended and Restated Employee Stock Purchase Plan.
(3)                      Estimated solely for the purposes of this offering under Rule 457(c) under the Securities Act, on the basis of the average of the reported high ($39.70) and low ($38.56) price per share of the Registrant’s Ordinary Shares, as reported on the NASDAQ Global Select Market on November 27, 2017.

 EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Seagate Technology plc, a public limited company incorporated in Ireland (the “Registrant”), relating to an additional 10,000,000 of its ordinary shares, par value $0.00001 per share (the “Ordinary Shares”), issuable to eligible directors, employees and consultants of the Registrant and its affiliates under the Amended and Restated Employee Stock Purchase Plan (the “Plan”).

Accordingly, pursuant to General Instruction E to Form S-8, the contents of earlier registration statements on Form S-8 file numbers 333-101789, 333-139434, 333-162958, and 333-184704 filed by the Registrant on December 12, 2002, December 18, 2006, November 6, 2009, and November 1, 2012, respectively, with the Commission related to the Plan are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The SEC requires us to “incorporate by reference” certain of our publicly-filed documents into this Registration Statement, which means that information included in those documents is considered part of this Registration Statement. Information that we file with the SEC after the effective date of this Registration Statement will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we terminate the effectiveness of this Registration Statement.

The following documents filed with the SEC are hereby incorporated by reference:

(a)                                 our latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for our latest fiscal year ended June 30, 2017, as filed with the SEC on August 4, 2017;

(b)                                 our quarterly report on Form 10-Q filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains unaudited financial statements for the fiscal quarter ended September 29, 2017, as filed with the SEC on October 27, 2017;

(c)                                  all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2017 (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules); and

(d)                                 the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on December 6, 2002, as amended by Form 8-K12B and Form 8-K12B/A, filed with the SEC on July 6, 2010 and July 9, 2010, respectively.

Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

See Exhibit Index, which is incorporated into this Item by reference.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1
Constitution of Seagate Technology plc (the “Registrant”), as amended and restated by special resolution October 19, 2016 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K (file no. 001-31560) filed with the SEC on October 24, 2016).

4.2
Certificate of Incorporation of Hephaestus plc effective as of January 22, 2010 and Certificate of Incorporation on change of name of Seagate Technology plc, effective as of February 22, 2010 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s annual report on Form 10-K (file no. 001-31560) for the fiscal year ended July 2, 2010, as filed with the SEC on August 20, 2010).

4.3
Specimen Ordinary Share Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s annual report on Form 10-K (file no. 001-31560) for the fiscal year ended July 2, 2010, as filed with the SEC on August 20, 2010).

5.1	Opinion of Arthur Cox, Solicitors as to the legality of the registered shares.

23.1	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature pages to this Registration Statement).

99.1	Seagate Technology Public Limited Company Amended and Restated Employee Stock Purchase Plan as attached.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 30th day of November, 2017.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

/s/ William D. Mosley
William D. Mosley, Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William D. Mosley, David H. Morton, Jr., and Katherine E. Schuelke, and each of them, as his true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to sign and execute on behalf of the undersigned any amendment or amendments to the Registration Statement on Form S-8; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William D. Mosley	Chief Executive Officer and Director	November 30, 2017
(William D. Mosley)	(Principal Executive Officer and Authorized Representative in the United States)

/s/ David H. Morton, Jr.	Executive Vice President, Finance, and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 30, 2017
(David H. Morton, Jr.)

/s/ Stephen J. Luczo	Executive Chairman and Chairman of the Board of Directors	November 30, 2017
(Stephen J. Luczo)

/s/ Mark W. Adams	Director	November 30, 2017
(Mark W. Adams)

/s/ Mei-Wei Cheng	Director	November 30, 2017
(Mei-Wei Cheng)

/s/ William T. Coleman	Director	November 30, 2017
(William T. Coleman)

/s/ Jay L. Geldmacher	Director	November 30, 2017
(Jay L. Geldmacher)

/s/ Dr. Chong Sup Park	Director	November 30, 2017
(Dr. Chong Sup Park)

/s/ Michael R. Cannon	Director	November 30, 2017
(Michael R. Cannon)

/s/ Stephanie Tilenius	Director	November 30, 2017
(Stephanie Tilenius)

/s/ Edward J. Zander	Director	November 30, 2017
(Edward J. Zander)